Exhibit 10.1

CONSULTING AND COOPERATION AGREEMENT

CONSULTING AND COOPERATION AGREEMENT, dated August 8, 2020 (the “Agreement”) between Mack-Cali Realty Corporation (the “Company”), and Michael J. DeMarco (“Consultant”).

W I T N E S S E T H:

WHEREAS, Consultant’s employment with the Company ended on July 24, 2020;

WHEREAS, the Company desires to engage Consultant to provide the Consulting Services (as defined below) to the Company; and

WHEREAS, Consultant desires to be so engaged.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, it is agreed as follows:

1.             Consulting Services.

(a)               During the term of this Agreement, Consultant shall, upon the request with prior reasonable notice, and at the direction, of the Company, assist the Company by (i) providing the Company with requested information and advice on matters of which Consultant has knowledge due to his prior role as an employee of the Company, (ii) meeting with Company representatives (either telephonically or in person) from time to time at such times and location as may be mutually agreed by the Company and Consultant to discuss any such matters with the Company, (iii) cooperating with the Company with respect to litigation, investigations, or governmental proceedings with respect to matters in which Consultant was involved during his employment with the Company and any transition matters in which the Company reasonably believes that Consultant’s cooperation would be helpful, and (iv) providing other services as agreed by the Company and Consultant (collectively, the “Consulting Services”). Consultant shall devote so much of his time and effort as is reasonable and adequate to perform the Consulting Services, provided that (x) such Consulting Services shall not unreasonably interfere with Consultant’s other activities, (y) Consultant shall have the discretion to perform such Consulting Services in a manner such that they do not unreasonably interfere with such other activities; and (z) Consultant shall not be required to perform any Consulting Services to the extent that such performance could reasonably be expected to be adverse to Consultant’s interests, as reasonably determined by Consultant in consultation with legal counsel.

(b)               Consultant shall comply with all policies of the Company and any of its subsidiaries while performing the Consulting Services.

2.             Compensation. As compensation for the Consulting Services to be provided by Consultant hereunder, Consultant shall be deemed to be in “Continuous Service” (as defined in the Award Agreements (as defined below)) with the Company during the Term (as defined below), solely for purposes of determining the number of time-based Award LTIP Units (as defined in the Award Agreements) that will vest pursuant to Consultant’s 2019 Time-Based Long-Term Incentive Plan Award Agreement with the Company and Mack-Cali Realty, L.P., dated as of March 22, 2019, and 2018 Time-Based Long-Term Incentive Plan Award Agreement with the Company and Mack-Cali Realty, L.P., dated as of April 20, 2018 (together, the “Award Agreements”). For the avoidance of doubt, Consultant’s services during the Term shall not entitle Consultant to any additional vesting with respect to any other equity or equity-based awards whatsoever, which shall be treated in accordance with their terms based on Consultant’s termination of employment with the Company on July 24, 2020.

3.             Term. Unless earlier terminated in accordance with Section 4, this Agreement shall commence effective as of July 25, 2020 and shall remain in effect until December 31, 2020. The period of time during which this Agreement is in effect is referred to herein as the “Term.”

4.             Termination.

(a)           The Company may terminate this Agreement immediately in the event of Consultant’s material breach of this Agreement, which remains uncured for five (5) days after the Company provides Consultant with written notice of such breach.

(b)           Upon termination of this Agreement, Consultant shall be entitled to no further compensation under this Agreement, other than as described in Section 2.

(c)           Upon expiration or termination of this Agreement for any reason, Consultant shall, within fifteen (15) business days:

(i)               deliver to the Company all hardware, software, tools and equipment that were provided by the Company for use by Consultant; and

(ii)              deliver, or provide access, to the Company all tangible documents and materials (and any copies) containing or incorporating Confidential Information (as defined in Consultant’s Executive Employment Agreement with the Company, dated as of March 13, 2019 (the “Employment Agreement”)).

(d)           The terms and conditions of this Section 4 and Sections 5 through 15 hereof shall survive the termination of this Agreement.

5.             Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the Consulting Services and supersedes and merges all prior discussions, agreements and understandings of every kind and nature between them with respect to the subject matter hereof.

6.             Independent Contractor.

(a)           Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries. This Agreement shall not be construed to create any partnership, joint venture, employee, or agency relationship between Consultant and the Company. Consultant shall not have any authority to bind the Company, and Consultant shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent.

(b)           Consultant shall be solely responsible for all of Consultant’s federal, state, and local income taxes, social security taxes and all such other withholdings. Consultant understands and agrees that he shall not be entitled to participate in any compensation, benefit or welfare plans of the Company or any of its subsidiaries (and hereby waives any right to so participate that may exist).

7.             Restrictive Covenants. Nothing in this Agreement shall be construed as modifying, amending, or terminating any of the covenants set forth in Sections 11, 12, or 13 of the Employment Agreement, which continue in full force and effect in accordance with their terms.

8.             Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including in portable document format (.pdf) or other electronic medium), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.             Notices. All notices shall be sent to the parties by hand delivery or by certified or registered mail, (i) in the case of the Company, at the address of the Company’s principal executive offices, Attention: General Counsel, and (ii) in the case of Consultant, at the Consultant’s last known address in the Company’s records. Unless hand delivered, notices shall be deemed given three (3) business days following the date deposited in any general or branch United States Post Office or one (1) business day following the date of delivery to a nationally recognized overnight courier service.

10.           Severability. In the event that this Agreement or any provision hereof is declared invalid, unenforceable, or illegal by any court, agency, commission, or arbitrator(s) having jurisdiction over the subject matter hereof, neither party hereto shall have any cause of action or claim against the other by reason of such declaration of invalidity, unenforceability, or illegality; and any such declaration concerning any provision hereof shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to that provision hereof only and the remainder of this Agreement shall remain in full force and effect. The parties hereto agree to substitute the invalid, unenforceable, or illegal provision by a valid, enforceable, or legal one which corresponds to the spirit and purpose of the invalid, unenforceable, or illegal provision to the greatest extent possible.

11.          Amendment. This Agreement may not be changed, modified, or amended in any manner except by an instrument in writing signed by all parties hereto.

12.          Assignment. The Company may assign its rights and delegate its obligations under this Agreement to any subsidiary of the Company or to any successor-in-interest to its business. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other and any attempted assignment in violation of this provision shall be void.

13.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.           Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by the other party of any of the terms and conditions of this Agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms and conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Agreement by another party shall not operate as nor be construed as a waiver of any subsequent breach thereof.

15.           Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. Any dispute arising under or relating to this Agreement must be brought or litigated exclusively in the appropriate state or federal court located in the State of New Jersey. The parties agree and consent to the personal jurisdiction and venue of the federal or state courts of New Jersey, as the case may be, for resolution of any such disputes or litigation and waive any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court. EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY ALLEGED BREACH THEREOF.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

MACK-CALI REALTY CORPORATION

By:	/s/ Gary T. Wagner
Name: Gary T. Wagner
Title: General Counsel and Secretary

MACK-CALI REALTY, L.P.

By: Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Name: Gary T. Wagner
Title: General Counsel and Secretary

CONSULTANT

/s/ Michael J. DeMarco
Name: Michael J. DeMarco

[Signature Page to DeMarco Consulting Agreement]